CCI SHAREHOLDERS' AGREEMENT

         THIS CCI SHAREHOLDERS' AGREEMENT is made as of October 18, 1999, (this "Agreement"), by and among TELEMATICA EDC, C.A., a Venezuelan sociedad anonima, ("Telematica"), TCW/CCI HOLDING LLC, a Delaware limited liability company
("TCW"), INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC"), GLACIER LATIN-AMERICA LTD., a British Virgin Islands International Business Company ("Glacier"), THE ESTATE OF GEORGE D'AMBROSIO, LANCE D'AMBROSIO and TROY D'AMBROSIO (the latter three sometimes in the aggregate referred to as the "D'Ambrosio Parties"), FONDELEC GROUP INC., a Delaware corporation ("FondElec Group"), PEGASUS FUND, L.P., a New York limited partnership ("Pegasus"),
FONDELEC ESSENTIAL SERVICES GROWTH FUND, L.P., a Cayman Islands limited partnership ("FESGF", together with FondElec Group and Pegasus sometimes in the aggregate referred to as "FondElec"), INTERNEXUS S.A., an Argentine sociedad anonima ("Internexus"), and CONVERGENCE COMMUNICATIONS, INC., a Nevada corporation (the "Company", all the foregoing sometimes referred to collectively as the "Parties" and individually as a "Party").

                                 R E C I T A L S

         WHEREAS, Telematica, TCW, IFC, Glacier, the D'Ambrosio Parties, FondElec and Internexus (each a "Shareholder Party" and collectively the "Shareholder Parties") are shareholders of the Company, each of Telematica, TCW, IFC and Glacier having acquired its interests in the Company, and each of FondElec and Internexus having acquired certain of its interests in the Company, pursuant to a certain Participation Agreement (the "Participation Agreement") among them, the D'Ambrosio Parties and the Company dated October 15, 1999, and the entering into this Agreement being also contemplated in the Participation Agreement;

         WHEREAS, the Parties intend that this Agreement cover (i) the shares of stock of the Company held, legally or beneficially, by any Shareholder Party as of the date hereof, which shares are as set out in Schedule 1 (the "Present Shares"), (ii) the shares of stock of the Company acquired by any Shareholder Party on the exercise of any warrant, option or other similar right, held legally or beneficially by any Shareholder Party as of the date hereof, which warrant, option or other rights are as set out in Schedule 1 (the "Share Rights"), and (iii) any shares of stock of the Company that are presently outstanding and which may be acquired directly or indirectly from time to time by any Shareholder Party (the "Further Shares"). The Present Shares, the Further Shares and the shares of stock acquired by any Shareholder Party from time to time on the exercise of any Share Rights are referred to herein in the aggregate as the "Company Shares", and the Company Shares, together with the Share Rights, are referred to in the aggregate as the "Company Equity".

         WHEREAS, as an inducement for Telematica, TCW, IFC, Glacier, FondElec and Internexus to acquire interests in the Company pursuant to the Participation Agreement, the Parties have agreed as to the manner in which the Company shall be managed and the manner in which the Shareholder Parties may dispose of their interests in Company Equity; and

         WHEREAS on December 23, 1998, the D'Ambrosio Parties (or their predecessors in interest), Pegasus, FESGF and Internexus entered into a certain Stockholders' Agreement (the "Prior Agreement") among them with respect to the same matters, and they now wish to substitute the Prior Agreement in its entirety with this Agreement.

         NOW, THEREFORE, the Parties agree as follows:

1.       Definitions.

         Capitalized  Terms used  herein but not defined  herein  shall have the
         meaning  given  to  them  in  the  Schedule  of   Definitions   to  the
         Participation Agreement, being Schedule 1 thereto.

2.       Restriction  on  Transfer  Prior  to  Realized   Valuation   Event.  No
         Shareholder Party may Transfer (as that term is defined in Section 4 below) the entirety or any part of its Company Equity, unless and until there has occurred one of the following events (each, a "Realized Valuation Event"):

         (a) all the Shareholder Parties, acting together, Transfer their Company Equity for cash consideration, or for securities of another company that are registered and freely tradeable pursuant to a registration statement filed with and declared effective by the SEC under U.S. Securities Law and listed on a Recognized Exchange ("Publicly Traded Securities") (such a Transfer being herein referred to as a "Qualified Disposition"), or

         (b) there occurs a registered public offering of the Company's securities under U.S. Securities Law, the shares of a class of the Company's securities so registered are approved for listing on a Recognized Exchange, the net proceeds of the offering obtained by the Company are not less than Seventy Five Million United States Dollars (U.S. $75,000,000) and the offering is managed by a lead underwriter of international standing (a "Qualified Public Offering").

3. Tag-Along Rights. Upon the happening of a Qualified Disposition, this Agreement shall terminate as contemplated in Section 18, and thus the Shareholder Parties shall have no further restrictions on the Transfer of their respective Company Equity. However, if there occurs a Qualified Public Offering, the Parties shall have the following rights and obligations with respect to the Transfer of any of their Company Equity, for a period of three years following the Qualified Public Offering.

         (a) Notice. If a Shareholder Party ("Transferor") intends to Transfer any of its Company Shares ("Tag Shares") to any Person, the Transferor shall give each other Shareholder Party ("Optionee") notice of the Transferor's intent to so transfer, setting out in reasonable detail the terms and conditions of the proposed transaction.

         (b) Exercise. Any Optionee may elect to exercise its rights under this Section 3 by its written notice to the Transferor given not more than 15 Business Days after receipt of the notice given as required in Section 3(a), setting out the number of its Company Shares that such Optionee desires to transfer pursuant to this Section 3. Thereupon, the Transferor shall be obligated to cause its intended transferee to acquire from the Optionee, and the Optionee shall be obligated to transfer to the intended transferee, on the same terms and conditions and at the same time as any of the Tag Shares are transferred, (except that any Optionee may elect to transfer rights to acquire Company Shares on the exercise of warrants, provided that it does not receive any premium therefor) the lesser of
                  (A) the number of Company Shares specified in the Optionee's notice, or (B) a number of Company Shares equal to the product of a fraction having as its numerator the number of Company Shares that the Optionee owns or has the right to acquire on the exercise of warrants and as its denominator the aggregate of Company Shares that the Transferor, and all Optionees having elected to exercise rights under this Section 3 owns or has the right to acquire on the exercise of warrants, multiplied by the number of Tag Shares.

         (c) Closing on Tag Transaction. Upon the closing of any transfer by an Optionee as contemplated in this Section 3, the Optionee shall deliver the instruments representing the same, duly endorsed so as to effect transfer thereof by delivery.

         (d) Excluded Transfers. A Shareholder Party may Transfer, free and clear of the provisions of this Section 3: (i) any Company Shares pursuant to an effective registration statement,
                  provided  such  Company   Shares  are  sold  on  a  Recognized
                  Exchange; and provided further that no negotiations have occurred between such Shareholder Party or its agents and any proposed buyer or their respective agents, including without limitation, an underwriter; (ii) such number of its Company Shares as is permitted to be disposed of by "affiliates" under Rule 144 of the U.S. Securities Laws, in each case, subject to the volume and other limitations set forth in Rule 144; or
                  (iii)  rights  under  warrants  for the  purchase  of  Company
                  Shares.

4.       Provisions Generally Applicable to Transfers.

         (a) Applicability of Sections 2 and 3. The rights, obligations and restrictions set out in Sections 2 and 3:

                  (i) apply to Company Equity (or, in the case of Section 3, to Company Shares) presently owned or hereafter acquired by a Shareholder Party, or by the successor of any Shareholder Party or a Related Party;

                  (ii) apply (subject to the limitations of clauses (iii) and (iv) below) to any direct or indirect disposition, including, within that concept and without limitation, a sale, bequest, exchange, assignment or gift, the creation of any security interest or other encumbrance, a transfer in connection with a receivership, bankruptcy, insolvency, dissolution, liquidation, judicial determination of incompetency or similar proceeding, and any other disposition of any kind, whether voluntary or involuntary, and however accomplished (including, among other means, by way of merger, recapitalization, share exchange or other extraordinary corporate action), affecting title to or possession of any Company Equity ("Transfer");

                  (iii) do not apply (A) to transfers to be made by a Shareholder Party to a Control Affiliate, or (B) (1) in the case of a transfer by FondElec or a successor to FondElec, to an entity that has as a general partner, a Person that is Controlled by, FondElec Group or an entity which Controls, is Controlled by or under Common Control with FondElec Group, (2) in the case of a transfer by TCW or a successor to TCW, to an entity that has as a general partner, a Person that is Controlled by, TCW/Latin America Partners LLC or an entity which Controls, is Controlled by or under Common Control with TCW/Latin America Partners LLC, (3) in the case of a transfer by Telematica to an entity that is a Control Affiliate of Corporacion EDC, C.A. or of C.A. Electricidad de Caracas and, (4) in the case of a transfer by Glacier or a successor to Glacier, to an entity that has as an investment advisor, Fenway Capital Ltd. or an entity which Controls, is Controlled by or under Common Control with Fenway Capital Ltd. (in any case, such Control having been evidenced to the reasonable satisfaction of the other Shareholder Parties), or (C) in the case of Internexus, to transfers of interests in Internexus made to a spouse, or to a relative within the first degree of consanguinity, of any of the current holders of Internexus or to trusts or similar estate planning vehicles for the benefit of any of them, or (D) in the case of any of the D'Ambrosio Parties, to transfers made to a spouse or to a relative within the first degree of consanguinity, or to trusts or similar estate planning vehicles for the benefit of any of them (any entity or person described in this clause (iii), a "Related Party"); and

                  (iv) do not apply to the transfer of Common Stock upon exercise by the optionee of the "Diamond D Options" or of the "Continental LLC Option" which are described in Schedule 1 hereto.

         (b)      Restructure or Disassociation.

                  (i) If, during the term of this Agreement, a Shareholder Party (the "Proposing Party") in its reasonable discretion determines that its continued investment in the Company and/or the Company's subsidiaries, as the investment may be structured from time to time, exposes the Proposing Party to substantial claims from third parties or other legal or regulatory process that results in substantial burdens or liability arising from arrangements or circumstances existing as of the date hereof or changes in law or regulation after the date hereof, (a "Trigger Event") then, at the Proposing Party's request, the other Shareholder Parties (the "Responding Parties") and the Proposing Party shall exercise reasonable, diligent and timely efforts to restructure their respective investments so as to remove or mitigate the risk of liability to the Proposing Party while preserving the Proposing Party's investment, provided that the Responding Parties need not agree to the restructuring if it would (a) reduce the rights or preferences that the Responding Parties had prior to the restructuring, (b) change the relative aggregate ownership interests in the enterprise that the Responding Parties had prior to the restructuring,
                           (c) reduce the rights of representation or participation in corporate governance that the Responding Parties enjoy by virtue of the CCI Shareholders' Agreement, (d) create any substantial liability on the Responding Parties for which that the Proposing Party does not agree to be responsible,
                           (e) reduce the overall value of the Responding Parties' investment, (f) substantially reduce the likelihood of a Qualified Disposition or a Qualified Public Offering, or (g) otherwise adversely affect the Company, any Subsidiary or the Responding Parties, except in immaterial respect.

                  (ii) If the Proposing Party makes, in its sole discretion, a good faith determination that a restructuring, as contemplated by the preceding paragraph, would involve terms and conditions (economic or otherwise) not satisfactory to the Proposing Party, then the Proposing Party may cease to be obligated to continue funding the Company or any of its subsidiaries and may dispose of the entirety of its interest in the Company (the "Proponent's Interest") as provided in the following clauses (A) through (D): (A) if the Proposing Party holds any direct equity right or interest or an interest or right convertible or exchangeable into an equity interest in a subsidiary of the Company; the Proposing Party first, with the good faith cooperation of the Company, shall have exchanged such interest for Common Stock of the Company at fair value (as determined pursuant to
                           Section 12 (b)) or otherwise caused the transferee to acquire only Common Stock of the Company; (B) the Proposing Party shall negotiate to dispose of its interest in the following order, in each case for a reasonable time, first, to the Company, then, on a pro rata basis, to the other Shareholder Parties or such of them as wish to purchase the entirety of the Proponent's Interest, next, to the third party designated by the majority of the other Shareholder Parties, and last, to one or more third parties, except that if the transfer to a third party is proposed to occur on terms and conditions substantially equal or more favorable to the third party than negotiated with any of the other Shareholder Parties or their designee, the Shareholder Parties may elect to purchase at that price, or their designee may do so; (C) each transferee of the Proponent's Interest adheres to the CCI Shareholders' Agreement in its entirety (and shall have the benefit of all the rights and privileges available to the Proposing Party with respect to its Company Equity, including the Registration Rights Agreement and the other Transaction Documents, except that if the transferee is a Shareholder Party, it shall not have the benefit of designating a greater number of directors than it had prior to the transfer); and (D) each transferee, in the good faith opinion of the Responding Parties, is reputable, creditworthy and not a substantial competitor of the Company or its Subsidiaries. The tag along rights under Section 3 of the CCI Shareholders Agreements shall not apply to a transfer under this Agreement.

                  (iii) The Parties acknowledge and agree that the Proposing Party shall have no liability to the other Parties under any Transaction Document for any (i) loss or damages to or suffered by the other Parties flowing from the Proposing Party's need to restructure or sell pursuant to this Section, or the restructuring or sale itself, or (ii) the consequences of the restructuring or sale, including any loss or damages to or suffered by other Parties flowing from or that result from such restructuring or sale, such as the loss of funding commitments associated with the Proposing Shareholder, the loss of the Proposing Party's ability to support the Company and its subsidiaries, and loss of reputation and prestige associated therewith, provided that the Proposing Party shall indemnify the Responding Parties for the reasonable out-of-pocket expenses incurred by the Responding Parties, and any out-of-pocket damages against the Responding Parties assessed against them, as a result of claims by third parties who may bring the substantial claims or other legal process referred to above. The Parties further acknowledge and agree that the restructuring or mere disassociation of the Proposing Party from all or a part of its investment as originally structured will not, in and of itself, be or be deemed to result in any loss to the other Parties or be taken into account in determining whether the overall value of the Responding Parties' investment has been reduced for purposes of clause (e) of the first paragraph of this Section.

                  (iv) In no event shall the Proposing Party be liable for damages other than direct out-of-pocket damages, and therefore will not be responsible for other damages such as loss of profits, indirect, consequential, special or punitive damages.

                  (v) If a Qualified Disposition Event occurs at any time after a Trigger Event, then, except for transactions previously consummated under this Section 4(b), the right to restructure under Section 4(b)(i) and the right to dispose under Section 4(b)(ii) will expire, but not the other rights under this Section 4(b), including the right to cease funding under Section 4(b)(ii) and the provisions of Sections 4(b)(iii) and 4(b)(iv).

         (c) Acknowledgment of Agreement Required. Prior to making any Transfer of Company Equity to a Related Party other than pursuant to the provisions of paragraph 3(d), the transferring Shareholder Party shall cause the transferee to execute, and deliver to each other Party, a copy of this Shareholders' Agreement so as to bind the transferee as a Shareholder Party for all purposes of this Shareholders' Agreement, and to assume all of the obligations and liabilities of the transferring Shareholder Party, from and after the date of the Transfer.

         (d) Certain Transfers Void. Any purported Transfer of Company Equity contrary to this Agreement shall be null and void, and the Shareholder Parties shall cause the Company not to recognize the Transfer.

5. Formation of Board of Directors. The Parties shall take such actions as are necessary or appropriate so that upon the Closing the board of directors of the Company ("Board of Directors") is constituted of five members and, as promptly as practicable following the Closing, the Company's Articles of Incorporation are amended so as to provide that the Board of Directors shall be constituted of ten members. At each election of directors, each Shareholder Party shall vote its Company Shares for the election as members of the Board of Directors of the following:

         (a) one person, while the Board of Directors is constituted of five members, and two persons, when the Board of Directors is constituted of ten members, designated by FondElec, Pegasus, FESGF and, if any, the immediate or subsequent Related Party transferees thereof, as they may agree among themselves (the "FondElec Group");

         (b) one person, while the Board of Directors is constituted of five members, and two persons, when the Board of Directors is constituted of ten members, designated by Internexus, and, if any, the immediate or subsequent Related Party transferees thereof, as they may agree among themselves (the "Internexus Group");

         (c) one person, while the Board of Directors is constituted of five members, and two persons, when the Board of Directors is constituted of ten members, designated by the Estate of George
                  S. D'Ambrosio, Lance D'Ambrosio and Troy D'Ambrosio and, if any, the immediate or subsequent Related Party transferees thereof as they may agree among themselves (the "D'Ambrosio Group");

         (d) one person, while the Board of Directors is constituted of five members, and two persons, when the Board of Directors is constituted of ten members, designated by Telematica and, if any, the immediate or subsequent Related Party transferees thereof, as they may agree among themselves (the "Telematica Group"); and

         (e) one person, while the Board of Directors is constituted of five members, and two persons, when the Board of Directors is constituted of ten members, designated by TCW and, if any, the immediate or subsequent Related Party transferees thereof, as they may agree among themselves (the "TCW Group").

                  Each Shareholder Party agrees to vote its Company Shares, and take such other actions as are necessary, so as to elect and thereafter continue in office as members of the Board of Directors the designees set forth above (the "Designated Directors", each group of shareholders described in any of Sections 5(a) through 5(e) being referred to as a "Group"). Further, as to each of IFC and Glacier, so long as it does not Transfer (other than pursuant to Section 4(a)(iii)) any Company Equity received pursuant to the transactions contemplated by the Participation Agreement, it shall be entitled to receive notices of all meetings of the Board of Directors, and copies of the minutes thereof, and be permitted to designate a person from time to time by notice to the Company to be present so as to observe (but not participate in) such meetings.

                  Immediately prior to any Qualified Public Offering (or, if no Qualified Public Offering has occurred prior to the seventh anniversary of the Closing, immediately prior to such seventh anniversary), the Shareholder Parties shall take all actions necessary or appropriate so that the terms of the members of the Board of Directors are staggered in a manner such that four directors serve three-year terms, three directors serve two-year terms and three directors serve one-year terms, and so that one director designated by each of the Internexus Group, the Telematica Group, the TCW Group and the D'Ambrosio Group comprise the directors serving three-year terms, two directors designated by the FondElec Group, and one director designated by the Telematica Group, comprise the directors serving two-year terms, and one director designated by each of the Internexus Group, the TCW Group and the D'Ambrosio Group comprise the directors serving one-year terms.

6.       Corporate Governance.

         (a) Ordinary Matters. The Board of Directors of the Company shall make all decisions with respect to the business or operations of the Company by a simple majority vote of the directors present at a meeting duly called and continuing as to all matters, except that, as to those matters described in Section 6(b) through Section 6(e), the Company shall take no action with respect thereto until it has obtained the approval as described in those sections.

         (b) Extraordinary Matters. The Company shall not proceed with any of the following matters unless a director designated by each of the number of Groups indicated following the description of the matter are among the directors approving the matter:

                  (i) the selection of the persons to fill the positions of chief executive officer, chief technical officer, chief operating officer and chief financial officer of the Company or any Subsidiary, and the continuation of any of such person in his or her position after any Shareholder Party has expressed reservations, set out in writing and with reasonable substantiating information supporting its position, to the effect that the person has failed to carry out the duties of the position in a competent manner, three Groups;

                  (ii) the adoption of an annual budget for the operation of the Company and its Subsidiaries (the Parties confirming their agreement to the adoption of the Budget attached to the Participation Agreement as the budget for the 12 month period following the date hereof and confirming also that (1) while the Budget assumes greenfield development of expansion opportunities, if any such opportunities can more efficiently be carried out by acquisition, they are agreeable to an acquisition structure and that (2) each budget shall include a provision for transactions not specifically foreseen in the budget), or the approval of any transaction or related series of transactions, not provided for in the current budget or that varies from the current budget by a significant degree, including, without limitation:

                           (A) entering into or amending Material Contracts, except for those that substitute for earlier contracts or licenses on similar terms;

                           (B) making capital expenditures or other investments (a variance of 10% of budgeted cost, or, if less, $500,000, being deemed significant);

                           (C) disposing of any assets (a variance of 10% of the budgeted disposition value or, if less, $500,000, being deemed significant);

                           (D) incurring any debt or granting any guarantee or lien for fair value (a variance of 10% of budgeted principal or guaranteed or secured amount, or, if less, $500,000, being deemed significant);

                           (E) entering into a merger, consolidation or other restructuring, or a joint venture, profit sharing agreement or similar arrangement in any case other than a
                                    Transaction   Resulting   in  a  Change   of
                                    Interest;

                           (F) issuing or failing to issue dividends or making pro rata stock repurchases or other prorata distributions; and

                           (G) engaging in any business activity outside the scope of business contemplated in the then current budget,

                           (H) entering into any transaction described in subsections (B), (C) and (D) above not
                                    provided  for  in  the  current   budget  or
                                    varying therefrom in any amount which would cause the aggregate variance with respect to such transactions to exceed $1,000,000.

                           or the decision to decline any corporate opportunity that is identified in the then current budget, four Groups;

                  (iii) issuing securities for fair value, three Groups; unless the same constitutes a Transaction Resulting in a Change of Interest, in which case approval as provided in Section 6(b)(vi) or 6(c)(i) shall be required;

                  (iv) the adoption of a change in accounting principles affecting the Company or any Subsidiary having a significant effect on financial results, except to the extent required by GAAP or Applicable Law, four Groups;

                  (v) the approval to conduct a Qualified Public Offering, four Groups, unless the purchase price of the Company's securities in such offering evidences a value per share of Common Stock (taking into account the number of shares issuable in connection with such offering and all warrants and options remaining outstanding upon the effectiveness of the offering) equal to or greater than the Target Value, in which case the number of Groups shall be three;

                  (vi) a Transaction Resulting in a Change of Interest or the sale of all or substantially all of the assets of the Company or any Subsidiary, provided that, as a result thereof, the Shareholder Parties Transfer all of their Company Equity, and each receives, in consideration thereof, a prorata portion of cash and/or Publicly Traded Securities, four Groups, if the value per share of Common Stock as evidenced by such transaction (taking into consideration the number of shares issuable in connection with the transaction and all warrants and options remaining outstanding upon the effectiveness of the transaction) is less than the Target Value, or three Groups, if such value per share equals or exceeds the Target Value.

         (c) Consensus Matters. The Company shall not proceed with any of the following matters unless a director designated by each Group is among the directors approving the matter as provided in Section 6(a):

                  (i) a Transaction Resulting in a Change of Interest or a Transfer of all or substantially all of the assets of the Company or any Subsidiary other than as contemplated in Section 6(b)(v) or 6(b)(vi), or any fundamental change in the nature of the business of such company;
                  (ii) any transaction with any person or entity having a significant relationship with any Shareholder Party, other than on a reasonably arms' length basis;

                  (iii) the appointment or removal of the independent auditors of the Company or any Subsidiary, which should, in any case, be an internationally recognized accounting firm;

                  (iv) the issuing of any securities other than for fair value, or the taking of any action that creates, increases or reduces a preference for one or more, but not all, series or classes of capital stock of the Company or any Subsidiary;

                  (v) increases or decreases in the size of the Board of Directors in a manner that affects the rights of representation set forth in this Agreement;

                  (vi) incurring any debt, granting any guarantee, transferring assets or permitting any Encumbrance thereon, or acting as a surety or guarantor for any third party, in any such case other than for fair value received;

                  (vii) making stock repurchases or other distributions other than on a prorata basis;

                  (viii) taking any action that would amend, modify or restate the Articles of Incorporation or Bylaws of the Company or any Subsidiary or entering into any voting or management agreement regarding the governance of any Subsidiary other than to effect a transaction expressly provided for in Section 6(b); and

                  (ix) the determination to cease to be a reporting company under the provisions of the United States Securities and Exchange Act of 1934, as amended.

         (d) Related Party Transactions. If a transaction is sought to be approved that will significantly benefit or involve any Shareholder Party or any Affiliate of a Shareholder Party, then, in addition to the approval requirements that may be applicable pursuant to Sections 6(a), 6(b), or 6(c), as appropriate, that matter will also require the approval of one director designated by each Group constituting a majority (without taking into account any Group having any relationship to the transaction being approved).

         (e) Calling of Meetings. The Board of Directors will not consider any matter at a given meeting unless such matter was described in sufficient detail to give reasonable notice thereof in the notice of that meeting, or unless Designated Directors corresponding to all the Groups are present at the meeting and agree that the matter should be taken up.

         (f) Governance of Subsidiaries. The Company will cause each controlled Subsidiary to refrain from taking any action that is described in Sections 6(a), 6(b) or 6(c) above, unless and until the action has been approved by the Board of Directors in the manner described in the appropriate section.

         (g) Advisory Agreements. Promptly and diligently following the Closing, the Company shall negotiate (i) with Telematica the terms and conditions of a definitive agreement providing for an experienced and skilled person designated by Telematica to act as the Company's advisor with respect to strategic planning, and (ii) with TCW the terms and conditions of a definitive agreement providing for an experienced and skilled person designated by TCW to act as the Company's advisor with respect to technical matters, in each case providing for a term continuing until a Qualified Disposition occurs or until the third anniversary of a Qualified Public Offering (or, if earlier, until the fifth anniversary of the Closing Date), and in the case of Telematica, providing for annual compensation not greater than $135,000 and, in the case of TCW, annual compensation commensurate with the advisor's scope of work.

         (h) Interest in CCI Salvador. As of the completion of the transactions contemplated by the Participation Agreement to occur on the Subsequent Closing with respect to CCI Salvador, Fondelec will hold (i) the Salvador Note (having a remaining principal balance of U.S.$1,269,491), (ii) 27.87% of the issued and outstanding common stock of CCI Salvador (the rights therein being affected by the transfer of voting rights pursuant to, and FondElec having the other obligations and rights as provided in, the Salvador Shareholders' Agreement),
                  (iii) rights under a certain Special Shareholders' Agreement dated as of December 10, 1998, and (iv) rights under a certain Warrant granted by CCI Salvador dated March 3, 1999 (collectively the "FondElec Salvador Interests"). The Parties acknowledge and agree that it is in the Company's best interests that the FondElec Salvador Interests be transferred to the Company for fair consideration, and the Shareholder's Parties agree further to cause the Company to negotiate diligently and in good faith with FondElec the terms and conditions for such transfer, and FondElec also agrees so to negotiate, with an aim that the closing of such transaction should occur simultaneously with the expiration of the period provided for the exercise of options under the Option Agreement. This Section 6(i) should be interpreted to be an expression of intent only, and a commitment to negotiate diligently and in good faith, the obligations of the Company to acquire the FondElec Salvador Interests, and of FondElec to transfer the same, being set out, if at all, only in the definitive documentation between them incorporating the terms and conditions to such transfer as are acceptable to them in their discretion.

         (i) No Waiver. No provision of Section 6 shall be deemed to waive, abrogate or otherwise modify any dissenters' rights granted under state law to the holders of Company Equity, if such holders do not vote in favor of that matter.

         (j) Increasing Authorized Shares. The Parties agree that if the number of the Company's authorized and unissued shares of Common Stock or other authorized securities shall ever be insufficient to permit the Company to satisfy (i) its obligation to issue Indemnity Shares pursuant to Section 7 of the Participation Agreement, (ii) its obligation to issue and deliver any securities upon the exercise by a Shareholder Party of any Share Rights or (iii) to satisfy other obligations to any Shareholder Party, they shall take such actions (and, with respect to the Shareholder Parties, cast such votes or grant such consents) as shall be required to amend the Company's Articles of Incorporation to increase (as necessary) the number of shares of Common Stock or other securities, as appropriate which the Company is authorized to issue.

7. Removal of Directors. Neither the Company nor any Shareholder Party may attempt to remove a Designated Director unless the Group who designated such Designated Director so votes, and if such Group so votes, then the other Shareholder Parties shall likewise so vote, except that if there is just cause to remove a Designated Director, because of improper acts or similar reason, the Designated Director may be removed. If a Designated Director ceases to serve as a director for any reason, the vacancy resulting thereby shall be filled as promptly as practicable by the Board of Directors in a manner consistent with the provisions of this Agreement.

8. Fiduciary Obligations. The Shareholder Parties acknowledge that any person who serves as a director of the Company will be obligated as a fiduciary to the Company and its shareholders, as is more specifically provided by the corporate statutes of the State of Nevada, which require that directors satisfy a duty of care and loyalty to the corporation on whose board they serve.

9. Joint Sale Agreement. If any third party offers to acquire all of the Company Equity of all of the Shareholder Parties, in a bona-fide arm's-length transaction for cash consideration in United States Dollars, which transaction evidences that the value per share of Common Stock (taking into account all warrants and options remaining outstanding upon the effectiveness of the transaction) is equal to or greater than the Target Value, and after reasonable consultation among such Shareholder Parties three out of Telematica, TCW, the D'Ambrosio Parties, FondElec and Internexus agree to such transaction (or if the transaction evidences that such value per share is less than the Target Value, four out of Telematica, TCW, the D'Ambrosio Group, FondElec and Internexus agree to such transaction), all of the Shareholder Parties shall be obligated to participate in the transaction, and shall with respect to itself cause the same to occur, provided that the third party acquires all of the Company Equity of each Shareholder Party on the same terms and conditions each as the other, and at the same time. Without limiting the obligation of the Parties to consummate the transaction described in the foregoing section, the Parties will consult reasonably with each other in connection with the timing of such transactions.

10. Cooperation with an Underwriting. If the Board of Directors of the Company, acting in the manner provided for in Section 6(a) and clauses
         (v) or (vi) of Section 6(b), or the Shareholder Parties acting in the manner provided for in Section 9, determine to proceed with a given transaction, all the Shareholder Parties shall cooperate as necessary or appropriate to cause such transaction to be effective, including, without limitation, cooperating with the requirements of the lead underwriter in any connection with any Qualified Public Offering.

11.      Option to Sell or Purchase Interest in Subsidiaries.

         (a) Right to Election. If the Board of Directors of the Company, acting in the manner provided for in Section 6(a) and clause
                  (v) or (vi) of Section 6(b), or the Shareholder Parties acting in the manner provided for in Section 9, determine to carry out a transaction that they anticipate will result in a Qualified Disposition and if at that time, Telematica has a 50% or greater equity interest in any Subsidiary or has a right, whether by conversion of debt or otherwise, to acquire a 50% or greater equity interest in any subsidiary (such equity or right to acquire being herein referred to as a "Shareholder Interest"), the Company shall provide Telematica a written notice of the Company's good faith estimation of the value of the aggregate of all equity interests in the Subsidiary (the "Subsidiary Value"). Within 20 Business Days following receipt of such notice, Telematica shall make an irrevocable election, by its written notice to the Company, either to purchase the Company's equity interest in the Subsidiary (the "Company Interest"), or to sell to the Company the Shareholder Interest in the Subsidiary, in each case pursuant to this Section 11 (the "Put-Call Notice"). If that 20 Business Day period elapses without Telematica's having delivered a Put-Call Notice, it shall be deemed to have irrevocably elected to sell to the Company the Shareholder Interest, and a Put-Call Notice to that effect shall be deemed to have been given on the close of business of the 20th day of such period.

         (b) Election to Purchase. If Telematica makes an election to purchase the Company Interest, the Company shall be obligated to sell, and Telematica shall be obligated to purchase, all of the Company Interest for an amount equal to the product of a fraction having as its numerator the number of shares of common stock to which the Company Interest is equivalent, and as its denominator the total number of shares of common stock of the Subsidiary to which the Subsidiary's equity then issued and outstanding is equivalent, multiplied by the Subsidiary Value ("Company Sale Price"), and Telematica shall be obligated to purchase all of the Company Interest for the Company Sale Price, payable in cash in United States Dollars.

         (c) Election to Sell. If Telematica makes an election to sell the Shareholder Interest, then, the Company shall be obligated to purchase, and Telematica shall be obligated to sell, the Shareholder Interest simultaneously with the closing of the Qualified Disposition that was contemplated when the notice of the Subsidiary Value was given (the "Exit Closing"), for a consideration ("Company Purchase Consideration") equal to a fraction of each item of consideration received by the Company at the Exit Closing, which fraction:

                  (i) has as its numerator the product of the number of shares of common stock to which the Owner's equity interest in the Subsidiary is equivalent multiplied by the Subsidiary Value; and

                  (ii) as its denominator the product of the total number of shares of common stock of the Subsidiary to which the Subsidiary's equity then issued and outstanding is equivalent multiplied by the value of the consideration received at the Exit Closing, and the Owner shall be obligated to sell to the Company the Shareholder Interest for such consideration.

         (d) Purchase and Sale Agreement. The Company and Telematica shall, beginning upon the giving of the Put-Call Notice, negotiate diligently and in good faith the terms and conditions of a definitive agreement providing for the purchase and sale of the relevant interest in a Subsidiary, with an aim to entering into such definitive agreement within 30 calendar days following the Put-Call Notice. Such agreement shall include provisions consistent with the foregoing:

                  (i) the selling party shall have no obligation to make any representations or warranties to the purchasing Party with respect to the assets, liabilities, business or prospects of the Subsidiary;

                  (ii)     the   respective   obligations  of  the  Company  and
                           Telematica to buy or sell shall be unconditional, except that:

                           (A) a Party's performance shall depend on the other Party's delivery of the appropriate consideration;

                           (B)      in the case of a transaction as described in
                                    Section 11(b),  Telematica may condition its
                                    obligation to purchase on the occurrence of the Exit Closing within six months following the giving of the Put-Call Notice, and

                           (C)      in the case of a transaction as described in
                                    Section  11(c),   each  party's   respective
                                    obligations shall be conditioned on the occurrence of the Exit Closing within six months following the giving of the Put-Call Notice;

                  (iii) the closing of the purchase and sale of the relevant interest shall occur:

                           (A)      in the case of a transaction as described in
                                    Section 11(b),  within 60 days following the
                                    giving of the  Put-Call  Notice,  or, if the
                                    occurrence   of  the  Exit   Closing   is  a
                                    condition  to  Telematica's   obligation  to
                                    purchase, on the Exit Closing, and

                           (B)      in the case of a  transaction  described  in
                                    Section 11(c),  simultaneously with the Exit
                                    Closing; and

                  (iv) the respective obligations of the Company and Telematica to buy or sell shall be terminated prior to the closing of the purchase and sale of the relevant interest:

                           (A)      in the case of a transaction as described in
                                    Section 11(b), if Telematica has conditioned
                                    its   obligations   to   purchase   on   the
                                    occurrence of the Exit Closing, if the Board
                                    of  Directors of the Company  determines  to
                                    abandon    the    transaction    that    was
                                    contemplated at the time the notice of Subsidiary Value was given as provided in
                                    Section 11(a), and

                           (B)      in the case of a transaction as described in
                                    Section 11(c),  if the Board of Directors of
                                    the Company makes such determination; and

                  (v)      if,  in the case of a  transaction  as  described  in
                           Section 11(b), Telematica has conditioned its obligation to purchase on an Exit Closing, then, simultaneously with the execution of the purchase and sale agreement:

                           (A) Telematica shall deliver to the Company a commitment of Corporacion EDC, C.A., or other instrument reasonably acceptable to the Company, in support of Telematica's obligation to pay the Company Sale Price; and

                           (B) the Company shall deposit the certificates evidencing the Company Interest with an escrow agent reasonably acceptable to both Telematica and the Company, as security for its obligation to sell the Company Interest;

                  and otherwise the purchase and sale agreement shall be on terms as are customary in similar transactions. The provisions of this Section 11(d) shall not limit the obligation of the Parties to effect the transaction described in Section 11(b) and 11(c).

12. Exchange of Subsidiary Interests. The provisions of this Section 12 are intended to apply to Telematica's interest in any Subsidiary in which it has a less than 50% interest (whether the same is an equity interest or a right, by conversion of debt or otherwise, to acquire an equity interest), upon the occurrence of a Qualified Disposition, and to Telmatica's interest in any Subsidiary (whether the same is an equity interest or a right, by conversion of debt or otherwise, to acquire an equity interest) from and after the expiration of any lock-up period imposed by the Company's underwriter upon the occurrence of a Qualified Public Offering through the third anniversary of the Qualified Public Offering (any such interest being hereafter referred to as a "Roll-Up Interest" and the time at or during which this Section 12 applies being hereafter referred to as the "Applicable Time").

         (a) Agreement to Exchange. At or during the Applicable Time, Telematica may require that the Company acquire the entirety of any Roll-Up Interest by exchanging the Roll-Up Interest for Common Stock, according to the fair value that the Roll-Up Interest represents to the fair value of the Company ("Exchange Percentage") as determined in Section 12(b). Telematica shall provide the Company with reasonable notice of its intent to exercise its rights under this Section 12, taking into account the time necessary for the determination of fair values as provided for in Section 12(b).

         (b) Determination of Exchange Percentage. The Exchange Percentage shall be determined as of the date of closing of the exchange transaction provided for in Section 12(a) according to the following method: (A) first, the Company shall, at its expense, engage an investment advisor of international reputation as selected by the Company, to determine the
                  Exchange Percentage; (B) second, if the value is not acceptable to Telematica, it shall, at its expense, engage an investment advisor of international reputation as selected by Telematica, to determine the Exchange Percentage, and if that value is within 10% of the value determined in the first step, then the average of the two values obtained in the first and second steps shall be the Exchange Percentage; and (C) third, if the value determined in the second step is not within 10% of the value determined in the first, the Company and Telematica shall select a third investment advisor of international reputation, whose fees will be paid in equal parts by the Company and Telematica, and the Exchange Percentage shall be the average of the two nearest values obtained in the first, second or third steps.

         (c) Exchange Transaction. Upon the occurrence of the Qualified Dispositions (or, if the exchange occurs after a Qualified Public Offering, promptly following the determination of Exchange Percentage), the Company shall issue to Telematica a number of shares of Common Stock that correspond (taking into account such issuance) to the Exchange Percentage. The issue shall be without warranty except for customary warranties as to authorization and title.

13. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Parties and their respective successors or heirs and personal representatives and permitted assigns. The Parties express their intention that this Agreement is entered into for the benefit of the Parties hereto (or their respective successors or permitted assigns), and that no other person shall be or be deemed to be a third-party beneficiary of any Party's rights under this Agreement.

14.      Relationship  to  Agreement.   This  Agreement   supersedes  all  prior
         arrangements or understandings with respect to the subject matter hereof, including the Prior Agreement, and the Parties that are parties thereto confirm that the same is terminated and of no further force and effect. The entering into of this Agreement is one of a series of transactions contemplated to occur under the Participation Agreement.

15. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, by telecopy or recognized international courier, addressed or telecopied to such party at the address or telecopier number set forth in the Participation Agreement, or such other address or telecopier number as may hereafter be designated in writing by the addressee in a notice complying as to delivery with the terms of this Section 15.

                  All such notices, requests, consents and communications shall be deemed to have been given (a) in the case of personal or courier delivery, on the date of actual delivery, or (b) in the case of telex or telecopier transmission, on the date on which the sender receives machine confirmation of such transmission.

16. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to express written agreement executed by all the Parties.

17. Confidentiality. Each Party will hold in confidence and not disclose, and cause its Affiliates, employees and agents (and, in the case of IFC and Vision, their observers designated pursuant to Section 5) to hold in confidence and not disclose, all of the Confidential Information of each other Shareholder Party or the Company or any Subsidiary or any affiliate of the other, and refrain from using any such information except in furtherance of the business of the Company and its Subsidiaries. As used herein, "Confidential Information" means any information concerning the business and affairs of any Shareholder Party or their Affiliates or of the Company or its Subsidiaries that is not already known by or generally available to the public. If any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the others promptly of the request or requirement so that the others may seek an appropriate protective order or waive compliance with the provisions of this Section.

18. Term. This Agreement is effective from and after the Closing, and shall continue in effect until the earlier to occur of (a) the tenth anniversary of the Closing (except, that IFC, by its written notice to the other Parties delivered prior to the fifth anniversary of the Closing, may elect that the Agreement should expire as to itself on such fifth anniversary; provided, however, that any Transfer of Company Shares by IFC after such expiration but prior to termination of this Agreement shall be subject to a right of first refusal (i.e., prior to Transfer IFC shall first receive a bona fide offer, notify other Parties of the terms and conditions thereof and provide the other Parties the right to acquire such Company Equity on such terms and conditions for a period of at least 45 days)) or (b) a Qualified Disposition. If a Qualified Public Offering occurs, (a) the provisions of Sections 5, 6, 7, 9 and 10 shall be of no force and effect from and after the happening of a Qualified Public Offering (except that the advisory agreements entered into pursuant to Section 6(h) shall continue for the term provided for in such section), and (b) this Agreement shall otherwise continue in effect until the third anniversary of the Qualified Public Offering. Upon the seventh anniversary of the Closing, the provisions of Section 5, 6, 7, 9 and 10 shall be of no further force and effect. Notwithstanding any termination pursuant to Section 18, the provisions of Section 17 shall continue for a period of two years following such termination.

19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

20. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than the State of New York except to the extent this Agreement would require the mandatory application of the corporate law of the State of Nevada. All disputes arising under or relating to this Agreement shall first be subject to conciliation in accordance with the Rules of Conciliation of the International Chamber of Commerce and, failing conciliation, be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. In the event any dispute under the Participation Agreement relates in any way to the validity, performance or interpretation of this Agreement and an arbitral tribunal is constituted pursuant to Section 11(n) of the Participation Agreement, all parties to any dispute hereunder agree (i) to be joined to the procedures initiated pursuant to Section 11(n) of the Participation Agreement; (ii) to have any proceedings initiated hereunder consolidated with proceedings initiated pursuant to Section 11(n) of the Participation Agreement and (iii) to be bound by any ruling of the arbitral tribunal constituted pursuant to Section 11(n) of the Participation Agreement or any interim or final award thereof. Submission of disputes to arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce, in consolidation with any disputes submitted to arbitration pursuant to Section 11(n) of the Participation Agreement as provided above, shall be the sole method of resolving disputes between the Parties hereto. Judgment upon an arbitration award may be entered in any court having jurisdiction.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         CONVERGENCE COMMUNICATIONS, INC.

                                         By:       /s/ Lance D'Ambrosio
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         TELEMATICA EDC, C.A.

                                         By:      /s/ Norberto Corredor
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         TCW/CCI HOLDING LLC

                                         By:      /s/ Mario L. Baeza
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         INTERNATIONAL FINANCE CORPORATION

                                         By:
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         GLACIER LATIN-AMERICA LTD.

                                         By:       /s/ David Liebman
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         FONDELEC ESSENTIAL SERVICES
                                         GROWTH FUND, L.P.

                                         By: FondElec E.S.G.P. Corp.
                                         Its: General Partner

                                         By:      /s/ Gaston Acosta-Rua
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         FONDELEC GROUP, INC.

                                         By:      /s/ Gaston Acosta-Rua
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         PEGASUS FUND, L.P.

                                         By: Pegasus Management Corp.
                                         Its: General Partner

                                         By:       /s/ Gaston Acosta-Rua
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                         INTERNEXUS S.A.

                                         By:        /s/ Peter Schiller
                                                --------------------------------
                                         Its:    Duly Authorized
                                                --------------------------------

                                            /s/ Lance D'Ambrosio
                                         ---------------------------------------
                                         Lance D'Ambrosio

                                            /s/ Troy D'Ambrosio
                                         ---------------------------------------
                                         Troy D'Ambrosio


                                         ESTATE OF GEORGE S. D'AMBROSIO

                                         By:      /s/ Lance D'Ambrosio
                                                --------------------------------
                                         Its:
                                                --------------------------------



                                   Schedule 1

          List of Securities Issued by Convergence Communication, Inc.